CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                   EXHIBIT 10.15



                                                        Agreement No. WR71980064
                                                                   Sheet 1 of 32



MCK Communications, Inc.
313 Washington Street
Newton, MA 02158


This Agreement is made by and between Lucent Technologies Inc. ("Company") having an office at 211 Mt. Airy Road, Basking Ridge, NJ 07920 and MCK Communications, Inc. ("Supplier") having an office at 313 Washington Street, Newton, MA 02158. Company agrees to purchase and Supplier agrees to sell in accordance with the terms and conditions stated in this Agreement and any attachments to this Agreement.

WHEREAS, Company wishes to purchase products of Supplier's (design and) manufacture for resale to Company's customers, and

WHEREAS, Supplier desires to sell such materials to Company for resale to Company's customers,

THEREFORE, the parties agree as follows

1.   AGREEMENT EFFECTIVE PERIOD
The term of this Agreement shall commence on April 30, 1999 and shall, except as otherwise provided in this Agreement, continue in effect thereafter until April 30, 2002.

                                                        Agreement No. WR71980064
                                                                  Sheet 2 of 31

2.   MATERIAL

     "MATERIAL" as used in this Agreement shall mean Supplier's DCP-based Extender product line as listed in APPENDIX A, attached and made a part of this Agreement. Such MATERIAL is hereby offered for sale by Supplier and may be purchased by Company in accordance with the terms, conditions and specifications stated in this Agreement. This Agreement is a non-commitment agreement and MATERIAL shall be furnished by Supplier on an as-ordered basis. "Specification(s)" as used in this Agreement shall mean all of the specifications made part of this Agreement.

3.   OPTION TO EXTEND

          Company shall have the right to extend the period specified in the section "AGREEMENT EFFECTIVE" for up to twelve (12) months by giving Supplier at least thirty (30) business days prior written notice.

          Within ten (10) business days of the date of Company's notice to extend the period, Supplier shall notify Company in writing whether Supplier proposes to revise the price(s) under this Agreement. If the parties fail to agree on the revised price(s) within twenty (20) business days after the date of Supplier's notice, Company's notice of extension shall be considered withdrawn and prices for outstanding orders or orders placed during the term of this Agreement shall not be revised.

4.   PRICE

          Prices and discounts shall be as shown in APPENDIX A. Prices as listed in APPENDIX A shall remain in effect during the term of this Agreement.

5.   [***]

6.   [***]


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                  Sheet 3 of 31
     [***]

7.   TERMS OF PAYMENT
          Net thirty (30) business days from the date of delivery of the MATERIAL to Company or receipt of the applicable invoice therefor by Company whichever occurs later.

8.   FORECASTS
          Company shall provide Supplier with a [***] month non-binding forecast submitted to Supplier by the [***] business day of each calendar month. Such forecast shall be used by Supplier for planning purposes only and shall not be deemed a commitment by Company to purchase the MATERIAL shown in the forecast.

9.   FOB
          The MATERIAL shall be shipped FOB Supplier's location (or such other Supplier's location as may be designated by Supplier). Supplier shall notify Company's transportation representative on (303) 538-8278 or (303) 538-2907 when MATERIAL is ready for shipment. Company shall select the carrier and arrange at Company's expense for the transportation of the MATERIAL.

10.  FREIGHT CLASSIFICATION
          MATERIAL purchased under this Agreement shall be shipped to Company subject to freight charges appropriate for goods classified as DCP-based Extenders and D/A Converters. Supplier shall indicate on the bill of lading that Company's contract rates apply.

11.  NON-EXCLUSIVE MARKET RIGHTS
          This Agreement neither grants to Supplier an exclusive right or privilege to sell to Company any or all products of the type described in the MATERIAL section which Company may require, nor requires the purchase of any MATERIAL or other products from Supplier by Company. Therefore, Company may contract with other manufacturers and suppliers for the procurement of comparable products. In addition, Company shall, at its sole discretion, decide the extent to which Company will market advertise, promote, support or otherwise assist in further offerings of the MATERIAL.

          Purchases by Company under this Agreement shall neither restrict the right of Company to cease purchasing nor require Company to continue any level of such purchases.


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                  Sheet 4 of 31


12.  SPECIFICATIONS OR DRAWINGS
          Supplier's standard commercial Technical Specifications are included by reference and further described in APPENDIX B attached hereto and made a part of this Agreement.

     In accordance with the notification requirements outlined in Section "PRODUCT CHANGE NOTICES", Supplier shall provide Company with at least [***] business days prior written notice of any change proposed to be made by Supplier in the MATERIAL furnished pursuant to said Technical Specification under this Agreement.

          If Company, in its sole discretion, does not agree to the change proposed by Supplier, then in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all purchase orders for MATERIAL affected by such change.

          Supplier shall continue to supply MATERIAL to Company pursuant to the Technical Specification for the term of the Agreement. If Supplier is unable to continue to thus supply or discontinues manufacture of MATERIAL, Company shall be entitled to [***] advance notice.

13.  ASSIGNMENT
          Supplier shall not assign any right or interest under this Agreement (excepting solely for moneys due or to become due) without the prior written consent of Company. Supplier shall be responsible to Company for all Work performed by Supplier's subcontractor(s) at any tier.

14.  BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY
          Either party may terminate this Agreement by notice in writing:

          (i) if the other party makes an assignment for the benefit of creditors (other than solely an assignment of monies due); or:

          (ii) if the other party evidences an inability to pay debts as they become due, unless adequate assurance of such ability to pay is provided within thirty (30) days of such notice.

          If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty
     (60) days after the commencement of the case, by which the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                  Sheet 5 of 31


     take whatever steps necessary to assume or reject the Agreement by such date.

15.  CFC PACKAGING
          Supplier warrants that all packaging materials furnished under this Agreement and all packaging associated with MATERIAL furnished under this Agreement were not manufactured using and do not contain chlorofluorocarbons. "Packaging" means all bags, wrapping, boxes, cartons and any other packing materials used for packaging. Supplier shall indemnify and hold Company harmless for any liability, fine or penalty incurred by Company to any third party or governmental agency arising out of Company's good faith reliance upon said warranty.

16.  CHOICE OF LAW
          This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to indemnify Company under this Agreement.

17.  COMPLIANCE WITH LAWS
          Supplier and all persons furnished by Supplier shall comply at their own expense with all applicable laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement.

18.  CONTINUING AVAILABILITY
          Supplier shall offer for sale to Company, during the term of this Agreement and for at least [***] after the expiration of this Agreement, MATERIAL conforming to the Technical Specifications and other Specifications set forth in this Agreement. Supplier further shall offer for sale to Company, during the term of this Agreement and until [***] after the expiration of this Agreement, maintenance, replacement, and repair parts ("Parts") which are functionally equivalent and identical in form and fit for the MATERIAL covered by this Agreement. The price for the MATERIAL and Parts shall be the price set forth in Supplier's then current agreement with Company for said MATERIAL or Parts or, if no such agreement exists, at a price agreed upon by Company and Supplier. If the parties fail to agree on a price, the price shall be a reasonably competitive price for said MATERIAL or Parts at the time for delivery. The MATERIAL and Parts shall be warranted as set forth in the "WARRANTY" section of this Agreement. The term "Parts" is included in the term "MATERIAL."


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                  Sheet 6 of 31


          In the event Supplier fails to supply such MATERIAL or Parts and Supplier is unable to obtain another source of supply for Company, then such failure or inability shall be considered noncompliance with this section and Supplier shall, without obligation of or charge to Company, provide Company with the technical information or any other rights required so that Company can provide technical support and maintenance to its customers.

          The technical information includes, by example; and not by way of limitation: (a) manufacturing drawings and specifications of raw materials and components comprising such MATERIAL or Parts, (b) manufacturing drawings and specifications covering special tooling and the operation thereof (c) a detailed list of all commercially available MATERIAL or Parts and components purchased by Supplier on the open market disclosing the MATERIAL or Part number, name and location of the Supplier and price lists for the purchase thereof, and (d) one complete copy of the executable code used in the preparation of any software licensed or otherwise acquired by Company from Supplier under this Agreement.

19.  DEFAULT
          If either party shall be in breach or default of any of the terms, conditions or covenants of this Agreement or of any purchase order, and if such breach or default shall continue for a period of ten (10) business days after the giving of written notice to other party thereof, then, in addition to all other rights and remedies which the non-defaulting party may have at law or equity or otherwise, the non-defaulting party shall have the right to cancel this Agreement and/or any purchase orders placed without any charge to or obligation or liability of non-defaulting party.

20.  ELECTRONIC DATA INTERCHANGE
          Supplier agrees, if requested by Company, to implement Electronic Data Interchange (EDI) ordering and payment arrangements as an electronic means of trading business document with Company. The electronic business documents include purchase orders, acknowledgments, purchase order changes, ship notices, invoices, remittance advice, electronic funds transfer (EFT) or such purchasing communications as may be requested by Company for transaction under this Agreement. Supplier shall at its sole expense, obtain, make fully operational and maintain all equipment, software and other materials set forth in Company's EDI Planning Guide. Supplier shall also execute an Electronic Purchasing Agreement with Company at the time of execution of this Agreement.

21.  EPIDEMIC CONDITION
          If during the term of this Agreement and for one (1) year after the last shipment date of MATERIAL under this Agreement Company notifies Supplier that MATERIAL shows evidence of an "Epidemic Condition,"

                                                        Agreement No. WR71980064
                                                                  Sheet 7 of 31

     Supplier shall prepare and propose a Corrective Action Plan ("CAP") with respect to such MATERIAL within five (5) working days of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time-frame is permissible upon mutual written agreement of the parties.

          Upon notification of the Epidemic Condition to Supplier, Company shall have the right to postpone all or part of the shipments of unshipped MATERIAL, by giving written notice of such postponement to Supplier, pending correction of the Epidemic Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability. Should Supplier not agree to the existence of an Epidemic Condition or should Company not agree to the CAP, then Company shall have the right to suspend all or part of its unshipped orders without liability to Company until such time as a mutually acceptable solution is reached.

          An Epidemic Condition will be considered to exist when one or more of the following conditions occur:

          (1) Failure reports or statistical samplings show that MATERIAL shipped contain a potential safety hazard (such as personal injury or death, fire, explosion, toxic emissions, etc.), or exhibit a highly objectionable symptom (such as emissions of smoke, loud noises, deformation of housing) or other disconcerting symptoms of this type.

          (2) Reliability plots of relevant data indicate that the MATERIAL has actual Mean Time Between Failures (MTBF) of less than 80% of the MTBF stipulated in the Technical Specification. The MTBF parameter of MATERIAL is defined as the total operating or power-on time of any population under observation ("T"), in hours, divided by the total number of critical failures ("n") that have occurred during the observed period. A critical failure is defined as a failure to operate per the requirements of the Technical Specification. The total operating time of a population is the summation of operating time of individual units in that population. MTBF is expressed as MTBF = T/n. An Epidemic Condition shall exist when data derived from populations being tracked confirms the condition with 80% confidence. (3) MATERIAL Dead on Arrival (DOA) failures exceed the Epidemic DOA failure rate which is defined as 1.2 x DOA specified in the section of this Agreement entitled PRODUCT CONFORMANCE REVIEW.

          Only major functional and visual/mechanical/appearance defects are considered for determining Epidemic Condition. MATERIAL could be either sampled or, a Company's option, 100% audited at Company warehouses,

                                                        Agreement No. WR71980064
                                                                  Sheet 8 of 31


     factories or Company's customers' locations. If MATERIAL is sampled, the data must have 80% or better statistical confidence.

          For the purpose of this Agreement, functional DOA shall be defined as any MATERIAL that during the test, installation or upon its first use fails to operate as expected or specified. Visual/mechanical/appearance DOA is defined as any MATERIAL containing one or more major defects that would make the MATERIAL unfit for use or installation.

          An Epidemic Condition shall not include failures due to customer misapplication, utilization of parts not approved by Supplier, or chain failures induced by internally or externally integrated subassemblies.

          In the event that Supplier develops a remedy for the defect(s) that caused the Epidemic Condition and Company agrees in writing that the remedy is acceptable Supplier shall:

     (a) Incorporate the remedy in the affected MATERIAL in accordance with Company's instructions.

     (b) Ship all subsequent MATERIAL incorporating the required modification correcting the defect(s) at no additional charge to Company; and

     (c) Repair and/or replace MATERIAL that caused the Epidemic Condition. In the event that Company incurs costs due to such repair and/or replacement, including but not limited to labor and shipping costs, Supplier shall reimburse Company for such costs. Supplier shall bear risk of in transit loss and damage for such repaired and/or replaced MATERIAL.

          Supplier and Company shall mutually agree in writing as to the remedy's implementation schedule. Supplier shall use its best efforts to implement the remedy in accordance with the agreed-upon schedule.

          If Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the parties, Company may (1) [***] (3) terminate this Agreement without further liability.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                  Sheet 9 of 31

22.  EXPORT CONTROL
          Supplier will not use, distribute, transfer or transmit any products, software or technical information (even if incorporated into other products) provided under this Agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Supplier will not, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws: (a) software or technical data disclosed or provided to Supplier by Company or Company's subsidiaries or affiliates; or
     (b) the direct product of such software or technical data. Supplier agrees to promptly inform Company in writing of any written authorization issued by the U.S. Department of Commerce office of export licensing to export or re-export any such items referenced in (a) or (b). The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

23.  FORCE MAJEURE
          Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental, or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non performing party or its subcontractors. Supplier's liability for loss or damage to Company's MATERIAL in Supplier's possession or control shall not be modified by this section. When a party's delay or nonperformance continues for a period of at least fifteen (15) days, the other party may terminate, at no charge, this Agreement or an order under the Agreement.

24.  GOVERNMENT CONTRACT PROVISIONS
          The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and sections from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required Information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action For Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2,500), wherein the terms "contractor" and "subcontractor" shall mean "Supplier". In addition, orders placed under this Agreement containing a notation that the material or services are intended for use under Government contracts shall be subject to such other Government provisions printed, typed or written thereon, or on the reverse side thereof, or in attachments thereto.

                                                        Agreement No. WR71980064
                                                                  Sheet 10 of 31


25.  HEAVY METALS IN PACKAGING
          Supplier warrants to Company that no lead, cadmium, mercury or hexavalent chromium have been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to Company under this Agreement and that packaging materials were not manufactured using and do not contain chlorofluorocarbons. Supplier further warrants to Company that the sum of the concentration levels of lead, cadmium, mercury and hexavalent chromium in the package or packaging component provided to Company under this Agreement does not exceed 100 parts per million. Upon request, Supplier shall provide to Company Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this section.

26.  IDENTIFICATION
          Supplier shall not, without Company's prior written consent, engage in publicity related to this Agreement, or make public use of any Identification in any circumstances related to this Agreement. "Identification" means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation, or drawing of Company or its affiliates. Supplier shall remove or obliterate any Identification prior to any use or disposition of any MATERIAL rejected or not purchased by Company.

27.  IMPLEADER
          Supplier shall not implead or bring an action against Company based on any claim by any person for personal injury or death to an employee of Company for which Company has previously paid or is obligated to pay worker's compensation benefits to such employee or claimant and for which such employee or claimant could not otherwise bring legal action against Company.

28.  INDEMNITY
          At Company's request, Supplier agrees to indemnify, defend and hold harmless Company, its affiliates, customers, employees, successors and assigns (all referred to as "Company") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (i) injuries or death to persons or damage to property, including theft, in any way arising out of or caused or alleged to have been caused by the Work or services performed by, or material provided by Supplier or persons furnished by Supplier; (ii) assertions under Workers' Compensation or similar acts made by persons furnished by Supplier; or (iii) any failure of Supplier to perform its obligations under this Agreement.

                                                        Agreement No. WR71980064
                                                                  Sheet 11 of 31



29.  INFRINGEMENT
          Supplier shall indemnify and save harmless Company, its affiliates and their customers, officers, directors, employees (all referred to in this section as "Company") from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any and all claims (i) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (ii) related by circumstances to the existence of this Agreement or performance under or in contemplation of it (an Infringement Claim). If the Infringement Claim arises solely from Supplier's adherence to Company's written instructions regarding services or tangible or intangible goods provided by Supplier (Items) and if the Items are not (i) commercial items available on the open market or the same as such items, or
     (ii) items of Supplier's designated origin, design or selection, Company shall indemnify Supplier. Company or Supplier (at Company's request) shall defend or settle, at its own expense any demand, action or suit on any Infringement Claim for which it is indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it or any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such Claim.

30.  INSIGNIA
          Upon Company's written request, "Insignia", including certain trademarks, trade names, insignia, symbols, decorative designs or packaging designs of Company, or evidences of Company's inspection will be properly affixed by Supplier to the MATERIAL furnished or its packaging. Such Insignia will not be affixed, used or otherwise displayed on the MATERIAL furnished or in connection therewith without written approval by Company. The manner in which such Insignia will be affixed must be approved in writing by Company in accordance with standards established by Company. Company shall retain all right, title and interest in any and all packaging designs, finished artwork and separations furnished to Supplier. This section does not reduce or modify Supplier's obligations under the "IDENTIFICATION" and "USE OF INFORMATION" section.

31.  INSURANCE
          Supplier shall maintain and cause Supplier's subcontractors to maintain during the term of this Agreement: (i) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (ii) employer's liability insurance with limits of at least $500,000 for each occurrence; (iii) automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (iv) Commercial General Liability ("CGL") insurance, ISO 1988 or later occurrence form of insurance including Blanket Contractual Liability and Broad Form Property

                                                        Agreement No. WR71980064
                                                                  Sheet 12 of 31


     Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; and (v) if the furnishing to Company (by sale or otherwise) of products or material is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of $2,000,000 per occurrence. All CGL and automobile liability insurance shall designate Company, its affiliates, and its directors, officers and employees (all referred to as "Company") as additional insured. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Company shall apply on an excess basis. Supplier agrees that Supplier, Supplier's insurer(s) and anyone claiming by, through, under or in Supplier's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Supplier and Supplier's subcontractors shall furnish prior to the start of Work, certificates or adequate proof of the foregoing insurance, including if specifically requested by Company, endorsements and insurance policies. Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A- rating.

32.  INVOICING FOR GOODS
          Supplier shall: (i) render original invoice, or as otherwise specified in this Agreement, showing Agreement and order number, through routing and weight, (ii) render separate invoices for each shipment within twenty-four
     (24) hours after shipment, and (iii) mail invoices with copies of bills of lading and shipping notices to the address shown on this Agreement or order. If prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the F.O.B. point to the destination as a separate item on the invoice stating the name of the carrier used.

33.  INVOICING FOR STOCKS
          If Company requests for reasons other than covered by Section "FORCE MAJEURE", that shipment be postponed beyond the date shown on a purchase order, Supplier may invoice Company as of the original scheduled delivery date for MATERIAL manufactured under this Agreement, if it has been inspected and approved by Company's designated quality organization (provided inspection has been specified in this Agreement or in an order issued under this Agreement).

34.  JURISDICTION
          Subject to the section "MEDIATION", Supplier agrees that any action or legal proceeding arising out of this Agreement shall be brought only in a court of competent jurisdiction in the United States of America and Supplier

                                                        Agreement No. WR71980064
                                                                  Sheet 13 of 31


     expressly submits to, and accepts the jurisdiction of, any such court in connection with such action or proceeding and Supplier further consents to the enforcement of any judgment against it arising therefrom in any jurisdiction in which it has or shall have any assets.

35.  LICENSES
          No Licenses, express or implied, under any patents are granted by Company to Supplier under this Agreement or order.

36.  MARKING
          All MATERIAL furnished under this Agreement shall be marked for identification purposes in accordance with the specifications set forth in this Agreement and as follows:


          (a) with Supplier model/serial number; and

          (b) with month and year of manufacture.

          (c) with Company's Comcode

          In addition, Supplier shall add any other identification which might be requested by Company such as but not limited to indicia conforming to the Company's Serialization Plan (KS-23490) and is included by reference, a copy being in the possession of the Supplier. Charges, if any, for such additional identification marking shall be as agreed upon by Supplier and Company. This section does not reduce or modify Supplier's obligations under the "IDENTIFICATION" section.

37.  MEDIATION
          If a dispute relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties shall attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. All defenses based on passage of time shall be suspended pending the termination of the mediation. Nothing in this section shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation.

38.  MONTHLY ORDER AND SHIPMENT REPORTS
          Supplier shall render monthly order and shipment reports on or before the fifth (5th) working day of the succeeding month containing the information agreed to by Company and Supplier.

                                                        Agreement No. WR71980064
                                                                  Sheet 14 of 31

39.  NEW AND CHANGED METHODS, PROCESSES AND EQUIPMENT
          Supplier shall use reasonable efforts to keep abreast of major developments in Supplier's industry and to promptly advise Company of any developments that might affect the production of any MATERIAL under this Agreement.


40.  NON WAIVER
          The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

41.  NOTICES
          Any notice given or demand which under the terms of this Agreement or under any statute must or may be given or made by Supplier or Company shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows

     To Company:       Lucent Technologies Inc.
                       Global Procurement Organization
                       211 Mt. Airy Road
                       Room 3W222
                       Basking Ridge, NJ  07920

                       Attn.:  Sourcing Manager

                       -OR-

     To Supplier:      MCK Communications, Inc.
                       313 Washington Street
                       Newton, MA 02158

                       Attn.: Chief Executive Officer

          Such notice or demand shall be deemed to have been given or made when sent by facsimile, or other communication or when deposited, postage prepaid in the U.S. mail. The above addresses may be changed at any time by giving prior written notice as above provided.

          The above addresses may be changed at any time by giving prior written notice as above provided.

                                                        Agreement No. WR71980064
                                                                  Sheet 15 of 31

42.  OPERATING SYSTEM SOFTWARE
          The term MATERIAL includes any software (operating program in machine readable form and related documentation) and storage media therefor normally furnished with or embedded in the MATERIAL. Title to the software, including copyright, shall remain in Supplier. The party having title to the MATERIAL shall have title to the software storage media. For the life of the MATERIAL listed in this Agreement, Supplier grants to Company and any subsequent purchaser, lessee or other end user (referred to collectively in this section as "end user") a non-exclusive license to use said software on the MATERIAL on which it was delivered. Company and any subsequent end user may copy the software for use on such MATERIAL with which it was originally delivered and for archival purposes, but shall not knowingly reproduce either the original software for distribution to others. Company and any subsequent end user may add to, delete from or modify the software in any manner, but no changes, however extensive, shall alter Supplier's title to such original software. Title to any such modification or addition to the software shall remain in the entity which creates the modification or addition.

43.  OZONE DEPLETING CHEMICALS
          Supplier hereby warrants that it is aware of international agreements and pending legislation in several nations, including the United States, which would limit, ban and/or tax importation of any product containing, or produced using ozone depleting chemicals ("ODCs"), including chlorofluorocarbons, halons and certain chlorinated solvents. Supplier hereby warrants that the MATERIAL furnished to Company will conform to all applicable requirements established pursuant to such agreements, legislation and regulations, and the MATERIAL furnished to Company will be able to be imported and used lawfully (and without additional taxes associated with ODCs not reported to Company by Supplier as set forth in this section) under all such agreements, legislation and requirements. Supplier also warrants that it is currently reducing, or if Supplier is not the manufacturer of the MATERIAL, is currently causing the manufacturing vendor to reduce and will, in an expeditious manner, eliminate, or, as applicable, have its manufacturing vendor eliminate the use of ODCs in the manufacture of the MATERIAL.

          If the MATERIAL furnished by Supplier under this Agreement is manufactured outside the United States, Supplier shall, upon execution of this Agreement, and at any time that new products are added to this Agreement or changes are made to the MATERIAL furnished under this Agreement, complete, sign and return to Company the attached ODC Content Certification. The ODC Content Certification must be signed by Supplier's facility manager, corporate officer or his delegate.

          The term "ODC content" on the ODC Content Certification means the total pounds of ODC used directly in the manufacture of each unit of

                                                        Agreement No. WR71980064
                                                                  Sheet 16 of 31


     MATERIAL. This includes all ODCs used in the manufacturing and assembly operations for the MATERIAL plus all ODCs used by Supplier's vendors and any other vendors in producing components or other products incorporated into the MATERIAL sold to Company.

          Supplier is responsible to obtain information on the ODC content of all components and other products acquired to manufacture the MATERIAL and to incorporate such information into the total ODC content reported to Company. Provided however, that Supplier should not include in the ODC content those components or other products which are manufactured in the United States. Supplier hereby warrants to Company that all information furnished by Supplier on the ODC Content Certification is complete and accurate and that Company may rely on such information for any purpose, including but not limited to providing reports to government agencies or otherwise complying with applicable laws. Supplier shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, fines, penalties, costs and expenses (including additional ODC taxes as provided for in paragraph one of this section and reasonable attorney's fees) which Company may incur under any applicable federal, state, or local laws or international agreements, and any and all amendments thereto by reason of Company's use of reliance on the information furnished to Company by Supplier on the ODC Content Certification or by reason of Supplier's breach of this section. Supplier shall cooperate with Company in responding to any inquiry concerning the use of ODCs to manufacture the MATERIAL or components thereof and to execute without additional charge any documents reasonably required to certify the absence or quantity of ODCs used to manufacture the MATERIAL or components thereof.

44.  OZONE DEPLETING SUBSTANCES LABELING
          Supplier warrants and certifies that all MATERIAL and other products, including packaging and packaging components, provided to Company under this Agreement have been accurately labeled, in accordance with the requirements of 40 CFR, Part 82 entitled "Protection of Stratospheric Ozone, Subpart E- The Labeling of Products Using Ozone Depleting Substances."

45.  PACKING, LABELING AND SERIALIZATION
          MATERIAL purchased, repaired, replaced or refurbished under this Agreement shall be packed, labeled and serialized by Supplier at no additional charge in accordance with specifications OEMPS No. 101 "Packing and Shipping Requirements," X-20587 "Specification Requirements for Package Content Identification Label," and KS-23490 "Product Bar Code, Serial and Comcode Label," is included by reference, a copy being in the possession of the Supplier and as changed from time to time with Supplier's written approval.

                                                        Agreement No. WR71980064
                                                                  Sheet 17 of 31

46.  PRODUCT CHANGES
          Supplier shall notify Company in advance, in writing of any change proposed to be made in accordance with this Agreement, or in the Specification and documentation covered by this Agreement that would impact upon: (i) reliability, (ii) requirements of the Specification, or (iii) form, fit or function (as defined below).

          In order for Company to review these proposed changes, at least thirty
     (30) business days advance notice will be required except for those cases where an extremely unsatisfactory condition requires immediate action. In that instance, verbal notification to Company shall be used, followed by Supplier's immediate written confirmation.

          "Form" shall mean changes in appearance visible to the user (customer, repair personnel, developer) of the MATERIAL.

          "Fit" shall mean changes in parts to components that are not physically interchangeable.

          "Function" shall mean changes that affect operational characteristics of the MATERIAL or require the operator to change the method of operation.

          Supplier shall submit a proposal to Company, specifically documenting all cost factors, implementation schedules, and repair changes.

          The change notice shall be sent to the following address:

                     Lucent Technologies Inc.
                     211 Mt. Airy Road
                     Room 3W222
                     Basking Ridge, NJ 07920

                     Attn.: Sourcing Manager:

          The format of Supplier's notification document shall be the responsibility of Supplier but said notification document shall contain at least the following information.

          1. Supplier's name.

          2. Agreement number.

          3. MATERIAL description.

          4. Change number.

          5. MATERIAL affected.

          6. Reason for change.

                                                        Agreement No. WR71980064
                                                                  Sheet 18 of 31


          7. Description of change (including the impact upon: (i) reliability, (ii) requirements of the Specification and (iii) form, fit or function.)

          8. [***]

          9. Marking method of identifying changed units.

          10. Documentation

               a. Marked up documents shall be provided until the document or drawing is re-issued.

               b. Listing of documents and drawings to be changed.

               c. Field repair or modification kit documentation (if
                  applicable).

          11. Unit in process, in stock and installed affected by change.

          12. Date changes are proposed to be implemented.

          13. All necessary and relevant temporary changes affected by this notice.

          14. All necessary and relevant attachments.

          15. Additional comments.

          If, as mutually agreed by Company and Supplier, sufficient changes have been made to warrant a MATERIAL re-qualification, such re-qualification will be performed at no cost to Company unless otherwise agreed.

          MATERIAL shall be in accordance with the latest information stated or referenced in the Specification.

          The quality of MATERIAL used and the method of manufacturing, handling and shipping, shall be such that the finished MATERIAL meets the properties and requirements shown in the Specification and in the other sections of this Agreement.

          If Company, in its sole discretion, does not agree to the change(s) proposed by Supplier, then in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all orders for MATERIAL affected by such change.

47.  PRODUCT CONFORMANCE REVIEWS
          Supplier shall, utilizing documented procedures specified herein, make such tests and inspections as are necessary to insure that MATERIAL meets all technical requirements of the MATERIAL specification. Supplier shall provide, without charge, any production testing facilities and personnel required to inspect the MATERIAL under Quality Program Specification (QPS) Nos. 40.002 and 40.030, included by reference, a copy being in possession of the Supplier as changed from time to time with Supplier's written approval. Company reserves the right to inspect MATERIAL prior to shipment from Supplier or Supplier's subcontractor(s). Such inspection shall

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                  Sheet 19 of 31

     be conducted by Company's Engineering and Environmental Technologies (EE&T) organization utilizing a 0.65% Acceptability Level (AQL) sampling plan as described in QPS 40.030. If MATERIAL fails inspection, Supplier agrees to pay for all re-inspection costs. Inspection requirements may be waived only by written notification from Company's Engineering and Environmental Technologies (EE&T) organization. In the event that any or all work under this Agreement is subcontracted to another Supplier, Company reserves the right to conduct the aforementioned inspections at the subcontractors facilities.

48.  PRODUCT DOCUMENTATION

          Supplier shall furnish, at no charge, product documentation, and any succeeding changes thereto, as described in the Technical Specification. Company may use, reproduce, reformat, modify and distribute such product documentation.

          Company shall reproduce Supplier's copyright notice contained in any documentation reproduced without change by Company. For documentation which is reformatted or modified by Company, Company shall have the right to place only Company's own copyright notice on the reformatted or modified documentation. It is the intent of the parties that Company's copyright notice shall be interpreted to protect the underlying copyright rights of Supplier to the documentation to the extent such underlying rights are owned by Supplier.

49.  PURCHASE ORDERS
          Purchase orders issued under this Agreement shall be sent to the following address:

                      MCK Communications, Inc.
                      313 Washington Street
                      Newton, MA 02158

                      Attn.:   Vice President Sales

          Purchase orders shall specify: (i) description of MATERIAL, inclusive of any numerical/alphabetical identification referenced in the price list in this Agreement, (ii) delivery date, (iii) applicable price, (iv) location to which the MATERIAL is to be shipped and (v) location to which invoices shall be sent for payment.

50.  REGISTRATION AND RADIATION STANDARDS
          When MATERIAL furnished under this Agreement is subject to Part 68,
     Part 15 or any other part of the Federal Communication Commission's Rules and Regulations, as may be amended from time to time (hereinafter

                                                        Agreement No. WR71980064
                                                                  Sheet 20 of 31


     "FCC Rules"), Supplier warrants that such MATERIAL complies with the registration, certification, type-acceptance and/or verification standards of the FCC Rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. Supplier shall also establish periodic on-going compliance retesting and follow a Quality Control program, submitted by Company, to assure that MATERIAL shipped complies with the applicable FCC Rules. Supplier shall indemnify and save Company harmless from any liability, fines, penalties, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of Supplier's noncompliance with the applicable FCC Rules. Supplier shall defend Company, at Company's request, against such liability, claim or demand.

          In addition, should MATERIAL which is subject to Part 15 of the FCC Rules, during use generate harmful interference to radio communications, Supplier shall provide the Company information relating to methods of suppressing such interference and pay the cost of suppressing such interference or, at the option of Company, accept the return of the MATERIAL and refund to Company the price paid for the MATERIAL less a reasonable amount for depreciation, if applicable.

          To the extent that MATERIAL furnished under this Agreement is also subject to FCC Rules governing the use of the MATERIAL as a component in a system, Company shall be responsible for compliance with the applicable FCC Rules governing the system. Supplier shall fully cooperate with Company, by providing technical support and information, and, upon written request from Company, shall modify MATERIAL to enable Company to ensure ongoing compliance with the FCC Rules. Company shall pay any increase in Supplier's costs and/or expenses resulting from Company's request to modify MATERIAL to enable Company to comply with the FCC Rules.

          Nothing in this section shall be deemed to diminish or otherwise limit Supplier's obligations under the "WARRANTY" section or any other section of this Agreement.

51.  REJECTIONS
          If Company rejects any or all of the MATERIAL, Company may, in addition to all its other rights and remedies at law or equity, exercise one or more of the following remedies: (1) return rejected MATERIAL for full credit at the price charged plus transportation charges from Supplier's plant, and return; or (2) accept a conforming part of any shipment; or (3) have rejected MATERIAL replaced by Supplier at the purchase price stipulated in this Agreement.

                                                        Agreement No. WR71980064
                                                                  Sheet 21 of 31


52.  RELEASES VOID
          Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

53.  REPAIRS NOT COVERED UNDER WARRANTY
          In addition to repairs provided for in the "WARRANTY" section Supplier shall provide repair service on all MATERIAL ordered under this Agreement during the term of this Agreement and until five (5) years after the expiration of this Agreement. MATERIAL to be repaired under this section will be returned to a location designated by Supplier, and unless otherwise agreed upon by Supplier and Company, Supplier shall ship the repaired MATERIAL which meets the Specifications set forth in the "SPECIFICATIONS OR DRAWINGS" section and all other Specifications within ten (10) business days of receipt of the defective or non-conforming MATERIAL. With the concurrence and scheduling of Company, repair may be made by Supplier on site.

          If MATERIAL is returned to Supplier for repair as provided for in this section and is determined to be beyond repair, Supplier shall so notify Company. If requested by Company, Supplier will sell to Company a replacement at the price set forth in Supplier's then current agreement with Company for said MATERIAL or, if no such agreement exists, at a price agreed upon by Supplier and Company. If the parties fail to agree on a price, the price shall be a reasonably competitive price for such MATERIAL at the time for delivery. Further, if requested by Company, Supplier shall take the necessary steps to dispose of the unrepairable MATERIAL and pay to Company the salvage value, if any. Replacement and repaired MATERIAL shall be warranted as set forth in the "WARRANTY" section.

          This Agreement does not grant Supplier an exclusive privilege to repair any or all of the MATERIAL purchased under this Agreement for which Company may require repair; and Company may perform the repairs or contract with others for these services. In addition, Supplier authorizes Company and any qualified repairer with whom Company may contract to perform repairs on all MATERIAL purchased under this Agreement.

          All transportation costs of and in transit risk of loss and damage to MATERIAL returned to Supplier for repair under this section will be borne by Company and all transportation costs of and in transit risk of loss and damage to such repaired or replacement MATERIAL returned to Company will be borne by Company.

                                                        Agreement No. WR71980064
                                                                  Sheet 22 of 31


          Price schedules for repairs under this section are listed in APPENDIX
     A.

54.  REPAIR PROCEDURES
          Company shall furnish the following information with MATERIAL returned to Supplier for repair: (a) Company's name and complete address; (b) name(s) and telephone numbers(s) of Company's employee(s) to contact in case of questions about the MATERIAL to be repaired; (c) ship-to address for return of repaired MATERIAL if different than (a); (d) a complete list of MATERIAL returned; (e) the nature of the defect or failure if known; and
     (f) whether or not returned MATERIAL is in warranty. Supplier shall, within ten (10) days of the execution of this Agreement, provide a written notice to Company specifying (i) the name(s) and telephone number(s) of the individual(s) to be contacted concerning any questions that may arise concerning repair, and (ii) if required, any special packing of MATERIAL which might be necessary to provide adequate in-transit protection from transportation damage.

          MATERIAL repaired by Supplier shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the MATERIAL and the repaired MATERIAL shall be returned with a tag or other papers describing the repairs which have been made.

          All invoices originated by Supplier for repair services must be clearly identified as such, and must contain: (i) a reference to Company's purchase order for these repair services, (ii) a detailed description of repairs made by Supplier and the need therefor, and (iii) an itemized listing of parts and labor charges, if any. Replaced parts will, upon request, be available for inspection by or returned to Company. Further, the provisions of the "INVOICING" and "SHIPPING" sections, other than provisions relating to transportation charges with respect to MATERIAL repaired under warranty, shall apply to Supplier's return to Company of repaired MATERIAL.

55.  RIGHT OF ENTRY
          Each party shall have the right to enter the premises of the other party during standard business hours with respect to the performance of this Agreement, including an inspection or a Quality Review, subject to all plant rules and regulations, clearances, security regulations and procedures as applicable. Each party shall provide safe and proper facilities for such purpose. No charge shall be made for such visits. It is agreed that prior notification will be given when access is required.

                                                        Agreement No. WR71980064
                                                                  Sheet 23 of 31

56.  SAFETY CERTIFICATION
          All MATERIAL purchased under this Agreement shall be designed to be in compliance with the applicable Underwriters Laboratories (UL) and Canadian Standards Association (CSA) rules and regulations. It is agreed that Supplier shall be responsible for filing the required documents to obtain compliance with said Underwriters Laboratories Standards and Canadian Standards. Supplier shall be responsible for making the MATERIAL available for testing.

57.  SECTION HEADINGS
          The headings of the sections in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

58.  SERVICES
          Visits by Supplier's representatives or its suppliers' representatives for inspection, adjustment or other similar purposes in connection with MATERIAL purchased under this Agreement shall for all purposes be deemed "Work under this Agreement" and shall be at no charge to Company unless otherwise agreed in writing between the parties.

59.  SEVERABILITY
          If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Supplier and Company shall be construed and enforced accordingly.

60.  SHIPPING
          Supplier shall: (i) ship the MATERIAL covered by this Agreement or order complete unless instructed otherwise, (ii) ship to the destination designated in the Agreement or order, (iii) ship according to routing instructions given by Company, (iv) place the Agreement and order number on all subordinate documents, (v) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (vi) mark the order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Company without a writing. If Supplier does not comply with the terms of the FOB section of the Agreement or order or with Company's shipping or routing instructions, Supplier authorizes Company to deduct from any invoice of Supplier (or to charge back to Supplier), any increased cost incurred by Company as a result of Supplier's noncompliance.

                                                        Agreement No. WR71980064
                                                                  Sheet 24 of 31


61.  SHIPPING INTERVAL
          The delivery schedule applicable to each purchase order will be agreed upon by Supplier and Company and set forth in the purchase order. (Note:
     Supplier has indicated that MATERIAL can usually be shipped an average of twenty (20) business days after receipt of Company's purchase order; however, in no event shall the delivery interval exceed thirty (35) business days after receipt of purchase order.)

          If Supplier exceeds the above maximum interval then in addition to all other rights and remedies at law or equity or otherwise, and without any liability or obligation of Company, Company shall have the right to: (a) cancel such purchase order, or (b) extend such delivery date to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. If Company elects to extend such delivery date, Supplier shall absorb the difference between the charges to ship normal transportation and the charges to ship premium overnight.

          If a purchase order is canceled by Company pursuant to the above, Company shall have the right to retain or return any or all MATERIAL received by or paid for by Company under such purchase order. Within fifteen (15) business days of Supplier's receipt of returned MATERIAL, Supplier shall reimburse Company for the costs of shipping the MATERIAL returned to Supplier and for any amounts, including shipping costs, previously paid by Company for the MATERIAL. Company shall pay for any MATERIAL if retains at the prices set forth in APPENDIX A, less applicable discounts which shall be applied on the basis of the quantity specified in the purchase order.

          If, during the course of this Agreement, Supplier determines that Supplier will no longer be able to ship within the above interval, Supplier shall immediately notify Company's buyer to that effect. Supplier shall also notify Company's buyer, as soon as it becomes apparent, if Supplier is unable to meet the delivery date for an order. However, nothing contained in this paragraph shall waive Company's rights as set forth above in this section.

62.  SHIPPING LOCATION
          The material shall be shipped FOB Supplier's location 313 Washington Street, Newton, MA 02158 or 130 Bowness Centre, Calgary, ALB T3B 5M5. The 1990 INCOTERM manual shall govern interpretation of shipment terms under this Agreement.

63.  STORAGE OF PAID FOR STOCK
          Subject to the section "OPERATING SYSTEM SOFTWARE", Company has and shall have at all times all right, title and interest in all

                                                        Agreement No. WR71980064
                                                                  Sheet 25 of 31


     MATERIAL invoiced to Company in accordance with the section "INVOICING FOR STOCKS". Such MATERIAL shall be referred to in this section as "Company Property." [***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                  Sheet 26 of 31

     [***]

64.  SUPPLIER'S INFORMATION
          Supplier shall not provide under, or have provided in contemplation of, this Agreement any idea, data, program, technical, business or other intangible information, however conveyed, or any document, print, tape, disc, semiconductor memory or other information-conveying tangible article, unless Supplier has the right to do so, and Supplier shall not view any of the foregoing as confidential or proprietary. If Supplier must furnish any such information to Company with restrictions, it shall only be furnished after negotiation and execution on behalf of Company of a separate written agreement specifically identifying the documents to be furnished and setting forth Company's rights and obligations with respect hereto.

65.  SURVIVAL OF OBLIGATIONS
          The obligations of the parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement shall survive termination, cancellation or expiration of this Agreement.

66.  TAXES
          Company shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier than an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices. Company shall have the right to have Supplier contest any such taxes that Company deems improperly levied at Company's expense and subject to Company's direction and control.

67.  TECHNICAL SUPPORT
          Company shall be entitled to ongoing technical support including field service and assistance, provided, however, that the availability or performance of this technical support service shall not be construed as


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                  Sheet 27 of 31


     altering or affecting Supplier's obligations as set forth in the "WARRANTY" section or elsewhere provided for in this Agreement.

          Ongoing technical support via telephone will be at no charge to Company from Monday to Friday between hours of 8:00AM and 5:00PM.

68.  TERMINATION OF PURCHASE ORDER
          Company may at any time terminate any portion or the total quantity of any purchase order(s) placed under this Agreement. Company's liability to Supplier with respect to such termination shall be limited to (i) Supplier's purchase price of all components for the MATERIAL (not usable in Supplier's other operations or salable to Supplier's other customers), plus
     (ii) the actual costs incurred by Supplier in procuring and manufacturing MATERIAL (not usable in Supplier's other operations or salable to Supplier's other customers) in process as of the date of giving notice of termination, less (iii) any salvage value thereof. However, no such termination charges will be invoiced if, within [***] days of notice of termination, MATERIAL equivalent in kind to that being terminated is ordered by Company. If requested, Supplier shall substantiate such cost and price with proof satisfactory to Company.

69.  TIMELY PERFORMANCE
          If Supplier has knowledge that anything prevents or threatens to prevent the timely performance of the Work under this Agreement, Supplier shall immediately notify Company's Representative thereof and include all relevant information concerning the delay or potential delay.

70.  TITLE AND RISK OF LOSS
          Title (other than software) and risk of loss and damage to MATERIAL including software purchased by Company under this Agreement or an order issued pursuant to this Agreement shall vest in Company when the MATERIAL has been delivered at the FOB point. If this Agreement or an order issued pursuant to this Agreement calls for additional services including, but not limited to, unloading, installation, or testing to be performed after delivery, Supplier shall retain title and risk loss and damage to the MATERIAL until the additional services have been performed. If Supplier is authorized to invoice Company for MATERIAL prior to shipment or prior to the performance of additional services, title to MATERIAL (other than software) shall vest in Company upon payment of the invoice, but risk of loss and damage shall pass to Company when the additional services have been performed.

71.  TOXIC SUBSTANCES AND PRODUCT HAZARDS
          Supplier hereby warrants to Company that, except as expressly stated elsewhere in this Agreement, all MATERIAL furnished by Supplier as


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                  Sheet 28 of 31


     described in this Agreement is safe for its foreseeable use, is not defined as a hazardous or toxic substance or material under applicable federal, state or local law, ordinance, rule, regulation or order (hereinafter collectively referred to as "law" or "laws"), and presents no abnormal hazards to persons or the environment. Supplier also warrants that it has no knowledge of any federal, state or local law, that prohibits the disposal of the MATERIAL as normal refuse without special precautions except as expressly stated elsewhere in this Agreement. Supplier also warrants that where required by law, all MATERIAL furnished by Supplier is either on the EPA Chemical Inventory compiled under Section 8 (a) of the Toxic Substance Control Act, or is the subject of an EPA-approved pre manufacture notice under 40 CFR Part 720. Supplier further warrants that all MATERIAL furnished by Supplier complies with all use restrictions, labeling requirements and all other health and safety requirements imposed under federal, state, or local laws. Supplier further warrants that, where required by law, it shall provide to Company, prior to delivery of the MATERIAL, a Material Safety Data Sheet which complies with the requirements of the Occupational Safety and Health Act of 1970 and all rules and regulations promulgated thereunder.

          Supplier shall defend, indemnify and hold Company harmless for any expenses (including, but not limited to, the cost of substitute material, less accumulated depreciation) that Company may incur by reason of the recall or prohibition against continued use or disposal of MATERIAL furnished by Supplier as described in its Agreement whether such recall or prohibition is directed by Supplier or occurs under compulsion of law. Company shall cooperate with Supplier to facilitate and minimize the expense of any recall or prohibition against use or disposal of MATERIAL directed by Supplier or under compulsion of law.

          Supplier further shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, costs and expenses (including reasonable attorney's fees) which Company may incur under any applicable federal, state or local laws, and any and all amendments thereto, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Consumer Product Safety Act of 1972; the Toxic Substance Control Act; Fungicide, Rodenticide Act; the Occupational Safety and Health Act; and the Atomic Energy Act; and any and all amendments to all applicable federal, state, or local laws, by reason of Company's acquisition, use, distribution or disposal of MATERIAL furnished by Supplier under this Agreement.

72.  TRAINING
          If requested by Company, Supplier will, without charge to Company:

                                                        Agreement No. WR71980064
                                                                  Sheet 29 of 31


          (a) provide instructors and the necessary instructional material of Supplier's standard format to train Company's personnel in the installation, planning and practices, operation, maintenance and repair of MATERIAL furnished under this Agreement. These classes shall be conducted at reasonable intervals at locations agreed upon by Supplier and Company.

     Or, at the option of Company,

     (b) provide to Company training modules or manuals and any necessary assistance, covering those areas of interest outlined in (a) of this section, sufficient in detail, format and quantity to allow Company to develop and conduct a training program.

73.  USE OF INFORMATION
          Supplier shall view as Company's property any idea, data, program, technical, business or other intangible information, however conveyed, and any document, print, tape, disc, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by Supplier under or in contemplation of this Agreement (Information). Supplier shall, at no charge to Company, and as Company directs, destroy or surrender to Company promptly at its request any such article or any copy of such Information. Supplier shall keep Information confidential and use it only in performing under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Supplier free of obligation, or made public through no fault imputable to Supplier.

74.  VARIATION IN QUANTITY
          Company assumes no liability for MATERIAL produced, processed or shipped in excess of the amount specified in this Agreement or in an order issued pursuant to this Agreement.

75.  WARRANTY
          Supplier warrants to Company and Customer, as defined in this section, that MATERIAL furnished will be new, merchantable, free from defects in design, material and workmanship and will conform to and perform in accordance with the Specifications, drawings and samples set forth in this Agreement. These warranties extend to the future performance of the MATERIAL and shall continue for a period of twelve (12) months from the date of delivery to an end user customer (hereinafter "Customer") or, for MATERIAL installed by Company or its re-sellers, for a period of twelve
     (12) months from the completion of installation.

          Supplier also warrants to Company and Customers that services will be performed in a first class, workmanlike manner. In addition, if MATERIAL

                                                        Agreement No. WR71980064
                                                                  Sheet 30 of 31


     furnished contains one or more manufacturer's warranties, Supplier hereby assigns such warranties to Company and Customers. Supplier warrants that at the time of delivery to Company such MATERIAL shall be free of any security interest or any other lien or any other encumbrance whatsoever. All warranties shall survive inspection, acceptance and payment.

          Defective or non-conforming MATERIAL will, at Company's option, either be returned to Supplier for repair or replacement, at no cost to Company, with risk of in-transit loss and damage borne by Supplier and freight paid by Supplier, or be repaired or replaced by Supplier on Customer's site or another site designated by Company at no cost to Company. Unless otherwise agreed upon by Supplier and Company, Supplier shall complete repairs and ship the repaired MATERIAL within ten (10) business days of receipt of defective or non- conforming MATERIAL, or at Company's option, ship replacement MATERIAL within ten (10) business days after verbal notification is given Supplier by Company. Supplier shall bear the risk of in-transit loss and damage and shall prepay and bear that cost of freight for shipments to Company of repaired or replaced MATERIAL. If requested by Company, Supplier shall begin on-site repairs within ten (10) business days after verbal notification is given Supplier by Company.

          If MATERIAL returned to Supplier or made available to Supplier on site for repair as provided for in this section is determined to be beyond repair, Supplier shall promptly so notify Company and, unless otherwise agreed to in writing by Supplier and Company, Supplier shall ship replacement MATERIAL without charge within ten (10) business days of such notification.

          Replacement MATERIAL shall be warranted as set forth above in this "WARRANTY" section. Any MATERIAL which is repaired, modified, or otherwise serviced by Supplier shall be warranted as provided in this "WARRANTY" section for the remainder of the warranty period (based upon the date repair, modification or other service is completed and accepted by Company) or ninety (90) business days after the MATERIAL is returned to a Customer, whichever is later.

          Supplier also warrants that software will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as it performed before January 1, 2000. This maintenance will be considered part of and covered under the maintenance provisions of the Agreement at no additional charge to Company.

                                                        Agreement No. WR71980064
                                                                  Sheet 31 of 31


76.  ENTIRE AGREEMENT
          This Agreement shall incorporate the typed or written provisions on Company's orders issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and Company. Printed provisions on the reverse side of Company's orders (except as specified otherwise in this Agreement) and all provisions on Supplier's forms shall be deemed deleted. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written communications, and understandings of the parties with respect to the subject matter of this Agreement.

     Accepted (Date)    4-29   19 99
                    ----------   ---


     MCK COMMUNICATIONS, INC.                                       LUCENT TECHNOLOGIES INC.


     ------------------------------------------------- ------------------------------------------------
     By:  /s/ Paul Zurlo                               By:  /s/ R. A. Murphy
     ------------------------------------------------- ------------------------------------------------
     Name (Print) Paul Zurlo                           Name (Print)  R. A. Murphy
     ------------------------------------------------- ------------------------------------------------
     Title   CFO                                       Title    Purchasing Manager
     ------------------------------------------------- ------------------------------------------------


ATTACHMENTS - The following Attachments are hereby made part of the Agreement:

Appendix A, Price Schedule
Appendix B, Specifications

                                                        Agreement No. WR71980064
                                                                      Appendix A
                                                                          1 of 4


                        DEFINITY EXTENDER PRODUCT MATRIX

     COMCODE                              DESCRIPTION                           MODEL         PEC          PRICE
     40733931       Analog DEFINITY Extender - Switch Module                    845         2174-PSB       [***]

                    This PEC will drive out 1 box, containing the stand-alone
                    Switch Module, a stand-alone power supply, a D8W cord (7' long), a D2R cord (25' long), and a System Administrator's
                    Guide.

    407389907       Analog DEFINITY Extender - Remote Module                    846         2174-RSM       [***]

                    This PEC will drive out 1 box, containing the Remote Module, a stand-alone power supply, a seven foot/two conductor mounting cord, and a User's Guide.

    407444934       POWER, MTCE. STND ALONE - 120V                              PS120       2174-MSP       [***]

                    This PEC can be used to order a maintenance spare, or replacement stand alone power supply for stand alone switch modules, and/or stand-alone remote modules.

    407445733       MOUNTING BRACKET - SINGLE UNIT                              WB102       2174-MTG       [***]

                    This PEC will drive out one metal mounting bracket. This bracket may be used to mount either one stand alone switch, or one stand alone remote module, to a wall, desk, or other suitable vertical surface.

    407564905       EXTENDER-PBX-PLUG IN UNIT                                   855L1       2174-PCB       [***]

                    This PEC is used to order one rack mountable DEFINITY
                    Extender Switch Module. This rack mountable module can not be used on a stand-alone basis. A DEFINITY Extender
                    multi-mount (PEC #2174-BMM or #2174-48V), listed above, is required for use with this unit.
    407564921       EXTENDER MULTI-MOUNT - 120V AC                              855L1       2174-BMM       [***]

                    This PEC will provide one box containing one DEFINITY
                    Extender Multi-Mount Card Frame, and one 120 Volt/60 Hz
                    power supply. This multi-mount will hold up to twelve (12)
                    rack mountable DEFINITY Extenders (Analog Version). In
                    addition to providing a nesting place and power for the
                    plug- in DEFINITY Extender Modules, the multi-mount also
                    provides a means to connect the analog circuits and DCP
                    ports to the modules, A twenty five pair connecting cable, of proper length for the particular installation, and the
                    appropriate connecting block(s) for the wall field must be sourced locally.
    407564939       EXTENDER MULTI-MOUNT - 48V DC                               855L3       2174-48V       [***]

                    This DC to DC converter should be ordered only for those applications where input voltage will be 48 Volts Direct
                    Current. This product is not stocked, and is offered with an eight week interval. This PEC will provide one box containing one DEFINITYa Extender Multi-Mount Card Frame, and one 48 volt DC to DC converter. This multi-mount will hold up to twelve (12)



[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                      Appendix A
                                                                          2 of 4




                    rack mountable DEFINITY Extenders (Analog Version). In addition to providing a nesting place and power for the plug-in DEFINITYa Extender Modules, the multi-mount also provides a means to connect the analog circuits and DCP ports to the modules. A twenty five pair connecting cable, of proper length for the particular installation, and, the appropriate connecting block(s) for the wall field must be sourced locally.

    407564897       PASSWORD ADMIN SOFTWARE                                     855L4       2174-PSA       [***]

                    This PEC will drive out one Windows based, 3.5" floppy disk, which is required to administer passwords for the rack
                    mountable DEFINITYa Extenders (Analog Version).
    407578392       POWER SUPPLY SHELF                                          2174-PSS    2174-PSS       [***]

                    This PEC is used to order a metal shelf, which can be used as a flat surface on which to mount up to three Multi-mount power supplies. It can be used with either the 120 volt AC power supply, or the 48 volt DC to DC converter.

    407578368       MTCE BULK POWER - 120V AC                                   PSF110-     2174-PAC       [***]
                                                                                120VAC

                    This PEC can be used to order a maintenance spare, or a replacement bulk stand alone power supply for maintenance purposes.

    407578384       MTCE BULK POWER - 48V DC                                    2174-PDC    2174-PDC       [***]

                    This PEC ran be used to order a maintenance spare, or a replacement bulk stand alone power supply (DC to DC converter) for maintenance purposes.

    407582899       EXTENDER MULTI-MOUNT - without power                        P855L2       2174-CFO      [***]

    407802966       ISDN DEFINITY Extender - Remote Module                      876          2174-R2D      [***]

                    This PEC will drive out 1 box, containing the Remote Module, a stand-alone power supply, a seven foot/two conductor mounting cord, and a User's Guide. Does not include TA.

    407802958       ISDN DEFINITY Extender - Switch Module                      875          2174-P2D      [***]

                    This PEC will drive out 1 box, containing the standalone
                    Switch Module, a stand-alone power supply, a D8W cord (7' long), a D2R cord (25' long), and a System Administrator's
                    Guide. Does not include TA.

    407802982       ISDN DEFINITY Extender for Western Europe-- Remote          876WE        2174-RWE      [***]
                    Module

                    This PEC will drive out I box, containing the Remote Module, a stand-alone power supply, a seven foot/two conductor mounting cord, and a User's Guide. Does not include TA.

    407802974       ISDN DEFINITY Extender for Western Europe- Switch Module    875WE        2174-PWE      [***]

                    This PEC will drive out 1 box, containing the stand alone
                    Switch Module, a stand-alone power supply, a D8W cord (7' long), a D2R cord (25' long), and a


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                      Appendix A
                                                                          3 of 4






                    System Administrator's Guide. Does not include TA.

    407809433       ISDN DEFINITY Extender for the UK- Remote Module            876UK        2174-RUK      [***]

                    This PEC will drive out 1 box, containing the Remote Module, a stand-alone power supply, a seven foot/two conductor mounting cord, and a User's Guide. Does not include TA.

    407809425       ISDN DEFINITY Extender for the UK- Switch Module            875UK        2174-PUK      [***]

                    This PEC will drive out 1 box, containing the stand-alone
                    Switch Module, a stand-alone power supply, a D8W cord (7' long), a D2R cord (25'long), and a System Administrator's
                    Guide. Does not include TA.

      New
    407924653       ISDN DEFINITY Extender - Switch Module                      2100         2174-P1D      [***]

                    This PEC will drive out 1 box. containing the stand-alone
                    Switch Module, a stand-alone power supply, a D8W cord (7' long), a D2R cord (25' long), and a System Administrator's
                    Guide. Includes integrated TA.

    407924661       ISDN DEFINITY Extender - Remote Module                      2101         2174-R1D      [***]

                    This PEC will drive out 1 box, containing the Remote
                    Module, a stand-alone power supply, a seven foot/two conductor mounting cord, and a User's Guide. Includes integrated TA.

      New
    407975051       Analog DEFINITY Extender - Remote Module                    1101         2174-RSP      [***]

                    This PEC will drive out 1 box, containing the Remote Module, a stand-alone power supply, a seven foot/two conductor mounting cord, and a User's Guide.

    407974831       Analog DEFINITY Extender - Switch Module                    1100         2174-PSP      [***]

                    This PEC will drive out 1 box, containing the stand-alone
                    Switch Module, a stand-alone power supply, a D8W cord (7' long), a D2R cord (25' long), and a System Administrators
                    Guide.

    407995489       Trade-In Analog DEFINITY Extender - Switch Module           1100T        2174-TI       [***]

                    This PEC will drive out 1 box, containing the standalone
                    Switch Module, a stand-alone power supply, and a System
                    Administrators Guide.

    407995497       Trade-In Analog DEFINITY Extender - Remote Module           1101T        2174-TIP      [***]

                    This PEC will drive out 1 box, containing the Remote Module, a stand-alone power supply, and a Users Guide.
============================================================================================================================
    408039996       DEFINITY EXTENDER Rack System                               3000         2174-RAK      [***]

                    This PEC will provide one box containing one DEFINITY
                    Extender Rack System. This rack will hold up to twelve (12) cards, either analog or ISDN. The rack includes a built-in power supply and fan.

                    The rack also provides a means to connect the analog and ISDN circuits and DCP ports to the modules. A

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                      Appendix A
                                                                          4 of 4


                    twenty five pair connecting cable, of proper length for the particular installation, and the appropriate connecting block(s) for the wall field must be sourced locally.

    406040020       Switch Management Interface SOFTWARE                        SMI         2174-RAK      [***]

                    This PEC will drive out two Windows based, 3.5" floppy disk, used for simultaneous configuration, status, troubleshooting, monitoring, and software upgrades for all 12 Switch Cards. The Switch Management Interface software is year 2000 compliant. and requires Windows 95, or Windows NT
                    4.0 or higher to operate properly.

    408039980       Analog DEFINITY Extender Rack Card                          3100        2174-ACD      [***]

                    This PEC will drive out one analog rack card that will extend one remote user per card for a-total of 12 users per rack.

    408088714       ISDN DEFINITY Extender Rack Card                            3200        2174-ICD      [***]

                    This PEC will drive out one ISDN rack card that will extend two remote users per card for a total of 24 users per rack.



[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                                        Agreement No. WR71980064
                                                                      Appendix B
                                                                          1 of 2

                     DEFINITY EXTENDER PRODUCT DESCRIPTIONS

ANALOG DEFINITY EXTENDER - MODEL 845/846
The Lucent Technologies DEFINITY(R) Extenders (Analog Version), one at the switch location and one at a remote site, will allow customers to use proprietary Lucent Technologies DCP Telephone Sets at locations other than where the DEFINITY(R) ECS is located. The full function digital DCP terminal at the remote site will look and perform exactly as it would if it were connected directly to the DEFINITY(R) ECS.

This will be accomplished through the use of two (2) DEFINITY(R) Extenders (Analog Version), and either a dial-up analog line, or a dedicated circuit. Prior to the introduction-of this product, users were required to be co-located with their DEFINITY(R) System in order to use a digital DCP telephone set.

The introduction of the DEFINITY(R) Extenders (Analog Version) provides a much requested solution for our customers, who are experiencing ever increasing pressure to provide remote office solutions for their employees.

ANALOG CENTRAL SITE RACK DEFINITY EXTENDER - MODEL 855
The Lucent Technologies DEFINITY(R) Extenders Central Site Rack System (Analog Version) one at the switch location, will allow customers to use proprietary Lucent Technologies DCP Telephone Sets at locations other than where the DEFINITY(R) ECS is located. The full function digital DCP terminal at the remote site will look and perform exactly as it would if it were connected directly to the DEFINITY(R) ECS.


This will be accomplished by packaging analog switch module cards into a rack system. Each rack has 12 slots across. This allows for reduced footprint, for multiple installs and a reduction in the per port cost.

ISDN DEFINITY EXTENDER - MODEL 875/876
The ISDN DEFINITY Extender* system adjunct allows users to make and receive calls from a remote location via an ISDN circuit while appearing to be in the office. The ISDN DEFINITY Extender has two modules- the DEFINITY Extender Switch Module and the DEFINITY Extender Remote Module.


Using an 8410D, 8410DR, 8411D, 8434, or a Callmaster(R) III (603E) voice terminal, the Extender allows remote users to access system features such as display, multiple call appearance, transfer, voice mail, message light and conference. Outgoing calls can be made by the remote user using the DEFINITY

Enterprise Communications Server (ECS) network facilities. A terminal adapter is required at both ends of an ISDN circuit to make an ISDN connection.

                                                        Agreement No. WR71980064
                                                                      Appendix B
                                                                          2 of 2

The introduction of this product permits users to enter a Call-On-Demand (COD) Mode which automatically drops the dial-up connection to the central site after a predetermined period of time.

With the analog version of this product, users can also connect a remote digital telephone set to their DEFINITY ECS. Because standard analog call connections take much longer than the two seconds it takes to establish an ISDN call, users must usually remain logged-on for the duration of their work tour.

NEW ISDN DEFINITY EXTENDER - MODEL 2100/2101
The (SDN DEFINITY Extender central site (model 2100) and remote site (model
2101) data modules improve upon the first generation of ISDN DEFINITY Extender units (PEC 2174-R2D and 2174-P2D). The new units include an integrated terminal adapter, support 56 Kbps or 64 Kbps of data on one B-channel, and deliver improved voice quality on the second B-channel for the same price as the first generation product.

NEW ANALOG DEFINITY EXTENDER - MODEL 1100/1101
The Analog DEFINITY Extender central site module (model 1100) and remote site module (model 1101) data modules improve upon the first generation of Analog DEFINITY Extender units (PEC 2174-PSB and 2174-RSM). The new units include an advanced V.34 modem, which enhances voice quality and reduces retrains. The data transmission rate supports up to 20 Kbps with voice traffic. In addition two new features have been added: Call On Demand and Dial Back.